As filed with the U.S. Securities and Exchange Commission on March 14, 2013

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

Pre-Effective Amendment #4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Armada Oil, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	3999	98-0195748
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

10777 Westheimer Road Suite 1100 Houston, Texas 77042 Telephone: (800) 676-1006	James J. Cerna, Jr. President and Chief Executive Officer 10777 Westheimer Road Suite 1100 Houston, Texas 77042 Telephone: (800) 676-1006
(Address and telephone of registrant’s executive office)	(Name, address and telephone number of agent for service)

Copies to:

Joseph Sierchio, Esq. Elishama Rudolph, Esq. Sierchio & Company, LLP 430 Park Avenue Suite 702 New York, New York 10022 Telephone: (212) 246-3030 Facsimile: (212) 246-3039	Adam S. Gottbetter, Esq. Gottbetter & Partners, LLP 488 Madison Avenue 12th Floor New York, New York 10022 Telephone: (212) 400-6900 Facsimile: (212) 400-6901

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock par value $0.001	33,732,191	$0.56	$18,890,027	$2,577
Total	33,732,191	$0.56	$18,890,027	$2,577 (3)

(1) Represents the maximum number of shares of Registrant’s common stock issuable in connection with the Acquisition (the “Acquisition”) described herein.

(2) Estimated solely for the purposes of calculating the registration fee as required by Section 6(b) of the Securities Act, and calculated in accordance with Rule 457(a), 457(c) and 457(f)(1) under the Securities Act solely, the proposed maximum aggregate offering price of the Registrant’s common stock was based upon the market value of the shares of Registrant’s common stock (the securities being issued as consideration for the Acquisition) in accordance with Rule 457(c) under the Securities Act as follows: the product of (A) $0.56, the price of the last sale of Registrant’s common stock as reported on the OTC Markets Group Inc. QB tier on November 23, 2012, multiplied by (B) 33,732,191, the number of shares of Registrant’s common stock to be issued as consideration for the Acquisition.

(3) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment #4 to the registration statement on Form S-4 filed by Armada Oil, Inc. on November 29, 2012 (File No. 333-185185) is being filed solely to amend “Part II – Item 21. Exhibits and Financial Statement Schedules,” to include certain updated exhibits. No other changes or additions are being made to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Part II of the Registration Statement.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

In reviewing the agreements included as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Armada, Mesa or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

·	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

·	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

·	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

·	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Armada and Mesa may be found elsewhere in this registration statement and their other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement and Plan of Reorganization, dated as of November 14, 2012, among Armada Oil, Inc., Mesa Energy Holdings, Inc., and Mesa Energy Inc. (included as Appendix A to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference).(1)

2.2	Amendment No. 1 to the Asset Purchase Agreement & Plan of Reorganization, dated as of February 19, 2013, among Armada Oil, Inc., Mesa Energy Holdings, Inc. & Mesa Energy, Inc. (included as Appendix A to the proxy statement/prospectus forming a part of this Registration Statement & incorporated herein by reference). (1)

2.3	Agreement and Plan of Merger and Reorganization, dated as of August 31, 2009, by and among Mesa Energy Holdings, Inc., Mesa Energy Acquisition Corp. and Mesa Energy, Inc. (2)

3.1	Armada Oil, Inc., Articles of Incorporation. (2)

3.2	Armada Oil, Inc., Articles of Incorporation, as amended. (2)

3.3	Armada Oil, Inc., Articles of Incorporation, as amended. (2)

3.4	Armada Oil, Inc., By Laws. (2)

4.1	Form of Secured Convertible Promissory Note of Mesa Energy Holdings, Inc. (2)

4.2	Form of Convertible Debenture issued by Mesa Energy Holdings, Inc. June 16, 2011, to Whalehaven Capital Fund Ltd. (2)

4.3	Securities Purchase Agreement dated April 17, 2008, by and among International Energy, Inc. and Purchasers named therein and who are signatories thereto. (2)

4.4	Form of Registration Rights Agreement dated April 17, 2008, by and between International Energy, Inc. and entities named therein and who are signatories thereto. (2)

4.5	Form of Series A Common Stock Purchase Warrant. (2)

4.6	Form of Series B Common Stock Purchase Warrant. (2)

4.7	Form of Series C Common Stock Purchase Warrant. (2)

4.8	Form of Series D Common Stock Purchase Warrant. (2)

4.9	Placement Agent Agreement with Palladium Capital Advisors, LLC. (2)

5.1	Opinion of Sierchio & Company, LLP, as to the validity of the shares of Armada Oil, Inc. common stock. *

8.1	Opinion of Wilk Auslander LLP as to tax matters. *

10.1	Voting Agreement, dated as of November 14, 2012, among Armada Oil, Inc. and the signatories thereto (included as Appendix B to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference). (1)

10.2	Form of Assignment and Assumption Agreement dated as of [•], 201[•], between Mesa Energy Holdings, Inc., and Mesa Energy Inc. (included as Appendix C to the proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference). (1)

10.3	Split-Off Agreement, dated as of August 31, 2009, by and among Mesa Energy Holdings, Inc., Mesquite Mining Group, Inc., and Beverly Frederick. (2)

10.4	General Release Agreement, dated as of August 31, 2009, by and among Mesa Energy Holdings, Inc., Mesquite Mining Group, Inc., and Beverly Frederick. (2)

10.5	Form of Subscription Agreement between Mesa Energy Holdings, Inc. and the investors party thereto. (2)

10.6	Form of Omnibus Waiver and Modification Agreement dated May 11, 2011, relating to the Secured Convertible Promissory Note of Mesa Energy Holdings, Inc. (2)

10.7	Form of Subsidiary Guaranty among Mesa Energy, Inc., Mesa Energy Operating, LLC and the investors party thereto. (2)

10.8	Security Agreement, dated as of August 31, 2009, among Mesa Energy Holdings, Inc., Mesa Energy, Inc., Mesa Energy Operating, LLC, the investors party thereto and Collateral Agents, LLC. (2)

10.9	Collateral Agent Agreement, dated as of August 31, 2009, among Mesa Energy Holdings, Inc., Mesa Energy, Inc., Mesa Energy Operating LLC, the investors party thereto and Collateral Agents, LLC. (2)

10.10	Spring Valley Center Office Lease, dated March 25, 2008, between Spring Valley Center, LLP and Mesa Energy, Inc. (2)

10.11	First Modification to Office Lease, dated February 28, 2012, between Spring Valley Center, LLP and Mesa Energy, Inc. (2)

10.12	Letter Agreement, dated March 17, 2009, between Mesa Energy, Inc. and Robert Thomasson. (2)

10.13	Purchase and Sale Agreement, dated June 17, 2009, between Hydrocarbon Generation, Inc. and Sycamore Resources, Inc. (2)

10.14	Assignment of Purchase and Sale Agreement, dated as of August 25, 2009, from Sycamore Resources, Inc. to Mesa Energy, Inc. (2)

10.15 †	Employment Services Agreement dated August 31, 2009, between Mesa Energy Holdings, Inc. and Randy M. Griffin. (2)

10.16	Exchange Agreement, dated as of June 16, 2011, by and between Mesa Energy Holdings, Inc. and Whalehaven Capital Fund Ltd. (2)

10.17	Membership Interest Purchase Agreement, dated as of June 1, 2011, by and among Mesa Energy Holdings, Inc., Mesa Energy, Inc., Tchefuncte Natural Resources, LLC and its Members. (2)

10.18 †	Employment Services Agreement dated September 19, 2011, between Mesa Energy Holdings, Inc. and Rachel L. Dillard. (2)

10.19 †	Amendment dated October 17, 2011, to Employment Services Agreement dated September 19, 2011, between Mesa Energy Holdings, Inc. and Rachel L.
Dillard. (2)

10.20 †	Amendment dated October 1, 2012, to Employment Services Agreement dated September 19, 2011, between Mesa Energy Holdings, Inc. and Rachel L. Dillard. (2)

10.21 †	Mesa Energy Holdings, Inc. 2009 Equity Incentive Plan. (2)

10.22	Loan Agreement, dated July 22, 2011, by and among Mesa Energy, Inc., Mesa Energy Holdings, Inc., TNR Natural Resources, LLC, Mesa Gulf Coast, LLC and The F&M Bank & Trust Company. (2)

10.23	Security Agreement dated July 22, 2011, by TNR Natural Resources, LLC for the benefit of F&M Bank & Trust Company. (2)

10.24	Mortgage, Collateral Assignment, Security Agreement and Financing Statement, dated July 22, 201,1 by TNR Natural Resources, LLC for the benefit of F&M Bank & Trust Company. (2)

10.25	Pledge and Security Agreement dated July 22, 2011, by Mesa Energy, Inc. for the benefit of F&M Bank & Trust Company. (2)

10.26	Unlimited Guaranty dated July 22, 2011, by Mesa Energy Holdings, Inc. for the benefit of F&M Bank & Trust Company. (2)

10.27	Unlimited Guaranty dated July 22, 2011, by Mesa Gulf Coast, LLC for the benefit of F&M Bank & Trust Company. (2)

10.28	Unlimited Guaranty dated July 22, 2011, by Tchefuncte Natural Resources, LLC for the benefit of F&M Bank & Trust Company. (2)

10.29	Amendment to Membership Interest Purchase Agreement, dated as of July 13, 2011, by and among Mesa Energy Holdings, Inc., Mesa Energy, Inc., Tchefuncte Natural Resources, LLC, Carolyn M. Greer, Willie Willard Powell and David L. Freeman. (2)

10.30	Letter Agreement and Bill of Sale between Mesa Energy, Inc. and Wentworth Operating Co., dated September 8, 2011. (2)

10.31 †	Form of Mesa Energy Holdings, Inc. stock option award. (2)

10.32 †	Form of Mesa Energy Holdings, Inc. restricted stock award. (2)

10.33	Purchase and Option Agreement between TR Energy, Inc. and Armada Oil, Inc., dated February 7, 2012. (2)

10.34	Share Exchange Agreement dated March 21, 2012, between NDB Energy, Inc., Armada Oil, Inc. and the Armada Stockholders. (2)

10.35 †	At-Will Employment Agreement between NDB Energy, Inc. and Rhonda B. Rosen, dated May 1, 2012. (2)

10.36 †	Employment Agreement between Armada Oil, Inc. and James J. Cerna, Jr., dated October 11, 2012. (2)

10.37	Amendment and Extension to the Purchase and Option Agreement dated February 7, 2012, between TR Energy, Inc. and Armada Oil, Inc., dated
September 25, 2012. (2)

10.38	Seismic and Farmout Option Contract between Anadarko E&P Company LP, Anadarko Land Corp. and Armada Oil, Inc., dated October 22, 2012. (2)

10.39 †	Amendment dated June 8, 2012, to the Employment Services Agreement dated August 31, 2009, between Mesa Energy Holdings, Inc. and Randy M. Griffin. (2)

10.40	Amendment and Extension to the Purchase and Option Agreement dated February 7, 2012, between TR Energy, Inc. and Armada Oil, Inc., dated January 10, 2013.(3)

10.41	Amendment and Extension to the Purchase and Option Agreement dated February 7, 2012, between TR Energy, Inc. and Armada Oil, Inc. dated March 5, 2013. (4)

14.1	Code of Business Conduct and Ethics. (2)

16.1	Letter regarding change in certifying accountants dated October 15, 2012. (2)

23.1	Consent of Sierchio & Company, LLP (included in Exhibit 5.1). *

23.2	Consent of Peterson Sullivan LLP. *

23.3	Consent of GBH CPAs, PC. *

23.4	Consent of Director Designees. (3)

23.5	Consent of Collarini Associates. (3)

23.6	Consent of Chadwick Energy Consulting, Inc. (3)

23.7	Consent of Wilk Auslander LLP (included as Exhibit 8.1). *

23.8	Consent of Moyes & Co.(3)

23.9	Consent of C.K. Cooper & Company(3)

24.1	Power of Attorney. (1)

99.1	Form of Mesa Energy Holdings, Inc. Consent Form. (1)

99.2	Armada Oil, Inc. Unaudited Pro Form Combined Condensed Financial Information. (4)

99.3	Letter from Collarini Associates to Mesa Energy Holdings, Inc. dated October 17, 2011, relating to its reserve estimates dated January 1, 2011. (2)

99.4	Letter from Collarini Associates to Mesa Energy Holdings, Inc. dated October 18, 2011 relating to its reserve estimates dated April 1, 2011. (2)

99.5	Reserve Report of Chadwick Energy Consulting, Inc., to Mesa Energy Holdings, Inc. dated March 24, 2011. (2)

99.6	Letter from Collarini Associates to Mesa Energy Holdings, Inc. dated March 6, 2012, relating to its reserve estimates dated January 1, 2012. (2)

99.7 †	NDB Energy, Inc. 2012 Long-Term Incentive Plan. (2)

99.8	Audit Committee Charter. (2)

99.9	Nominating and Corporate Governance Committee Charter. (2)

99.10	Compensation Committee Charter. (2)

99.11	Letter from Collarini Associates dated August 8, 2012, relating to its reserve estimates dated July 1, 2012. (3)

101 INS XBRL Instance Document. (2)

101 SCH XBRL Schema Document. (2)

101 CAL XBRL Calculation Linkbase Document. (2)

101 LAB XBRL Labels Linkbase Document. (2)

101 PRE XBRL Presentation Linkbase Document. (2)

101 DEF XBRL Definition Linkbase Document. (2)

* Filed herewith.

† Management contract or compensatory plan.

(1) Incorporated by reference to the registration statement on Form S-4 filed by Armada Oil, Inc. on November 29, 2012.

(2) Incorporated by reference to the registration statement on Form S-4/A filed by Armada Oil, Inc. on December 11, 2012.

(3) Incorporated by reference to the registration statement on Form S-4/A filed by Armada Oil, Inc. on February 21, 2013.

(4) Incorporated by reference to the registration statement on Form S-4/A filed by Armada Oil, Inc. on March 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 14th day of March, 2013.

Armada Oil, Inc.

By: /s/ James J. Cerna, Jr.
Name:	James J. Cerna, Jr.
Title:	President and Chief Executive (Principal Executive Officer) and Director

By: /s/ *
Name:	Rhonda B. Rosen
Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

By: /s/ James J. Cerna, Jr.		Date: March 14, 2013
Name:	James J. Cerna, Jr.
Title:	President and Chief Executive Officer (Principal Executive Officer) and Director

By: /s/ *		Date: March 14, 2013
Name:	Rhonda B. Rosen
Title:	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

By: /s/ *		Date: March 14, 2013
Name:	Jatinder S. Bhogal
Title:	Director

By: /s/ *		Date: March 14, 2013
Name:	Kenneth T. Hern
Title:	Director

By: /s/ *		Date: March 14, 2013
Name:	Will E.D Matthews
Title:	Director

By: /s/ *		Date: March 14, 2013
Name:	David J. Moss
Title:	Director

By: /s/ *		Date: March 14, 2013
Name:	Eric Wold
Title:	Director

By: *
James J. Cerna, Jr.
Attorney-in-Fact